EXHIBIT 99 – 2001 Report of Independent Public Accountants

This report is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Weyerhaeuser Company’s filing on Form 10-K for the year ended December 30, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this filing. The 2001 consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and restatement adjustments that were applied to the disclosure of reportable segments to reflect a change in the composition of Weyerhaeuser Company’s reportable segments in 2003 and 2002. The consolidated balance sheets as of December 30, 2001, and December 31, 2000, and the consolidated statements of earnings, cash flows and shareholders’ interest for the years ended December 31, 2000, and December 26, 1999, referred to in this audit report have not been included in the accompanying financial statements.

To the shareholders of Weyerhaeuser Company:

We have audited the accompanying consolidated balance sheets of Weyerhaeuser Company (a Washington corporation) and subsidiaries as of December 30, 2001, and December 31, 2000, and the related consolidated statements of earnings, cash flows and shareholders’ interest for each of the three years in the period ended December 30, 2001. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weyerhaeuser Company and subsidiaries as of December 30, 2001, and December 31, 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 30, 2001, in conformity with accounting principles generally accepted in the United States.

As explained in Note 1 of Notes to Financial Statements, effective at the beginning of fiscal year 1999, the company changed its method of accounting for start-up activities.

ARTHUR ANDERSEN LLP

Seattle, Washington,
February 11, 2002